Exhibit H

THE EXPORT-IMPORT BANK OF KOREA ACT

Act No. 2122, Jul. 28, 1969

Amended by Act No. 2736, Dec. 26, 1974

Act No. 3022, Dec. 19, 1977

Act No. 3879, Dec. 31, 1986

Act No. 5454, Dec. 13, 1997

Act No. 5505, Jan. 13, 1998

Act No. 5560, Sep. 16, 1998

Act No. 5982, May 24, 1999

Act No. 6680, Mar. 30, 2002

Act No. 6736, Dec. 5, 2002

Act No. 7527, May 31, 2005

Act No. 8841, Jan. 17, 2008

Act No. 8852, Feb. 29, 2008

Act No. 8863, Feb. 29, 2008

Act No. 9355, Jan. 30, 2009

Act No. 9618, Apr. 1, 2009

Act No. 10228, Apr. 5. 2010.

Act No. 10303, May. 17, 2010

Article 1 (Purpose)

The purpose of this Act is to promote the sound development of the national economy by the incorporation of the Export-Import Bank of Korea to provide financial aid required for the import and export, overseas investment, the exploitation of overseas resources, and other areas of economic cooperation with foreign countries.

[This Article Wholly Amended by Act No. 9355, Jan. 30, 2009]

Article 2 (Character, etc.)

(1) The Export-Import Bank of Korea (hereinafter referred to as the “Export-Import Bank”) shall be a juristic person.

(2) The Export-Import Bank shall be operated as prescribed by this Act, the order issued thereunder and its articles of incorporation.

(3) The Bank of Korea Act and the Banking Act shall not apply to the Export-Import Bank.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 3 (Head Office, Branch, Sub-Branch and Agency)

(1) The Export-Import Bank shall have its head office in the Seoul Special Metropolitan City.

(2) The Export-Import Bank may have any branch, sub-branch or agency where necessary as prescribed by its articles of incorporation.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 4 (Capital)

The capital of the Export-Import Bank shall be eight (8) trillion won and shall be invested by the Government, the Bank of Korea, Korea Finance Corporation under the Korea Finance Corporation Act, any bank under Article 2 (1) 2 of the Banking Act, any exporters’ association and any international financial organization, however, the time and method of the capital investment by the Government shall be prescribed by Presidential Decree. <Amended by Act No. 9355, Jan. 30, 2009; Act No. 9618, Apr. 1, 2009; Act No. 10303, May. 17, 2010>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 5 (Articles of Incorporation)

(1) The Export-Import Bank shall prescribe the following subparagraphs in the articles of incorporation:

1.	Purpose;

2.	Name;

3.	Location of head office;

4.	Matters concerning capital;

5.	Matters concerning executive and staff;

6.	Matters concerning operating committee;

7.	Matters concerning operation of board of directors;

8.	Matters concerning business and execution thereof;

9.	Matters concerning accounting;

10.	Method of public notice;

11.	Matters concerning issuance of debenture; and

12.	Other matters prescribed by Presidential Decree.

(2) The Export-Import Bank shall, if it intends to revise its articles of incorporation, obtain authorization from the Minister of Strategy and Finance through the resolution of the operating committee under Article 10. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 6 (Registration)

(1) The Export-Import Bank shall be registered in accordance with Presidential Decree.

(2) The Export-Import Bank shall be established by means of the registration of the incorporation at the seat of head office.

(3) With respect to the matters required to be registered pursuant to paragraph (1), the Export-Import Bank shall not oppose against the third party until they have been registered.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 7 (Prohibition of Use of Similar Name)

No person who is not the Export-Import Bank under this Act shall use the “Export-Import Bank of Korea” as its name or any other similar name.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 8 (Executive)

The Export-Import Bank shall have one president, one managing director, directors not more than five in number and one auditor as executives.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 9 (Duty of Executive)

(1) The president shall represent the Export-Import Bank and take the overall control of the operations of the Export-Import Bank.

(2) The managing director shall assist the president and, when the president can not perform his/her duties due to any inevitable reasons, he/she shall perform duties of the president on behalf of the president.

(3) The director shall assist the president and the managing director and take partial charge of the operations of the Export-Import Bank as prescribed by the articles of incorporation.

(4) When both the president and the managing director can not perform their duties due to any inevitable reasons, the director shall perform their duties on behalf of them in the order of precedence designated beforehand by the president.

(5) The auditor shall audit and inspect the operations and accounting of the Export-Import Bank.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 9-2 (Board of Directors)

(1) The Export-Import Bank shall have a board of directors.

(2) The board of directors shall be comprised of the president, the managing director, and directors, and shall resolve important matters concerning the operations of the Export-Import Bank.

(3) The president shall call the board of directors and shall become the chairperson of the board of directors.

(4) The board of directors shall open by the attendance of a majority of the constituent members of the board of directors and shall resolve by the affirmative vote of at least two thirds of constituent members present.

(5) The auditor may attend and state his/her opinion at the board of directors.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 10 (Operating Committee)

(1) The Export-Import Bank shall have an operating committee (hereinafter referred to as the “Committee”).

(2) The Committee shall establish the basic policy concerning the operations and management of the Export-Import Bank within the scope provided for in this Act and the articles of incorporation.

(3) The Committee may establish the regulations necessary for the performance of the duties in paragraph (2).

(4) Matters necessary for the composition and operation of the Committee shall be prescribed by Presidential Decree.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Articles 10-2 through 10-5 Deleted. <by Act No. 3879, Dec. 31, 1986>

Article 10-6 (Exception to Power of Committee)

(1) When immediate action is required at the time of war, incident, or similar state of national emergency, the president may, if unable to call the Committee, take the necessary measures within the scope of authority of the Committee with approval of the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

(2) When the president has taken necessary measures referred to in paragraph (1), he/she shall call the Committee without delay and report the details thereof.

(3) The Committee may confirm, amend or suspend the measures referred to in paragraph (1).

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 11 (Appointment and Dismissal of Executive)

(1) The president shall be appointed and dismissed by the President of the Republic of Korea on the recommendation of the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

(2) The managing director and directors shall be appointed and dismissed by the Minister of Strategy and Finance on the recommendation of the president. <Amended by Act No. 8852, Feb. 29, 2008>

(3) The auditor shall be appointed and dismissed by the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 12 (Term of Office of Executive)

(1) The term of office of the executive shall three years and he/she may be reappointed.

(2) If the position of an executive becomes vacant, a new executive shall be appointed and his/her term of office shall be the term under paragraph (1).

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 13 (Restriction of Concurrent Offices)

The executive shall not be engaged in any other occupation other than a case where he/she has been granted permit from the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 14 (Restriction on Power of Representation of Executive)

(1) The president, the managing director or any director shall not represent the Export-Import Bank concerning the matters in which interests of the president, the managing director, or the director conflict with those of the Export-Import Bank.

(2) If there is no other executive representing the Export-Import Bank in the event of paragraph (1), the auditor shall represent the Export-Import Bank.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 15 (Appointment of Attorney)

The president may, as prescribed by the articles of incorporation, appoint attorney among the executives or the staff who is empowered to exercise all judicial or non-judicial actions concerning the operations of the Export-Import Bank.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 16 (Appointment and Dismissal of Staff)

The staff of the Export-Import Bank shall be appointed and dismissed by the president.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 17 (Responsibilities of Executive)

The executive of the Export-Import Bank shall be regarded as public official in the event of applying the penal provisions under the Criminal Act and other Acts.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 18 (Operations)

(1) The Export-Import Bank shall perform the operations of the following subparagraphs in order to achieve the purpose under Article 1: <Amended by Act No.9355, Jan. 30, 2009>

1.	Loan of the funds necessary to promote the export of commodities, services (including overseas construction works) or intangible articles in the electronic form (hereinafter referred to as the “commodities, etc.”) to Korean nationals (including juristic persons incorporated under the Acts of the Republic of Korea; hereinafter the same shall apply) or discount of bills issued for this reason against other financial institutions;

2.	Loan of the funds necessary to promote the import of commodities, etc. from the Republic of Korea to foreign governments (including agencies of foreign governments and local public entities of foreign countries; hereinafter the same shall apply) or foreigners (including juristic persons incorporated under Acts of foreign countries; hereinafter the same shall apply);

3.	Loan of the funds for import of principal resources (hereinafter referred to as “principal resources”) and commodities, etc. very important to the national economy or for advance payment of import charge necessary for facilitating the import to nationals of the Republic of Korea or discount of bills issued for this reason against other financial institutions;

4.	Loan of the funds necessary for new installation, expansion or operation of the facilities (including ships and vehicles; hereinafter the same shall apply) of the business which nationals of the Republic of Korea operate in foreign countries;

5.	Loan of the funds to nationals of the Republic of Korea for overseas investments prescribed by Presidential Decree and for leasing the facilities to foreign countries or foreigners;

6.	Loan of the funds to foreign governments or foreigners necessary for their direct investment or their loan to the foreign juristic person in which nationals of the Republic of Korea make investment (including the acquisition of stocks; hereinafter the same shall apply);

7.	Loan of the long-term funds to foreign juristic persons necessary for the business operated in foreign countries by foreign juristic persons in which nationals of the Republic of Korea have made investment;

8.	Loan of the funds to the relevant foreign governments or foreign financial institutions to facilitate the fulfillment of obligation in cases where a person who imported commodities, etc. from the Republic of Korea is seriously difficult to fulfill the obligation caused by this import to nationals of the Republic of Korea from the view point of the balance of international payments of the country he/she is residing;

9.	Loan of the funds to support overseas trade similar to other import and export, overseas investment or exploitation of overseas resources prescribed by Presidential Decree;

10.	Debt guarantee in cases where nationals of the Republic of Korea who can get the loan of funds under the provisions of subparagraphs 1, and 3 through 5, get the loan from other financial institutions;

11.	Debt guarantee in cases where foreign governments, foreign institutional institutions or foreigners who can get the loan of funds under the provisions of subparagraphs 2, and 6 through 9, get the loan from other financial institutions;

12.	The subscription to, acquisition of, investment in or guarantee of bonds issued (for procurement of funds) by any person eligible for loans under any of the above subparagraphs 1 to 9 ;

13.	Foreign exchange business; and

14.	Business entrusted by the Government.

(2) The debt guarantee under paragraph (1) 11 shall be limited to the debt guarantee for the transactions prescribed by Presidential Decree in consideration of the amount of loan and guarantee which the Export-Import Bank provides the relevant overseas governments, overseas financial institutions or foreigners, percentage of the amount of loan held in the total amount of loan and guarantee, guarantee limit of the Export-Import Bank and support limit of trade insurance under the Trade Insurance Act, or such. <Amended by Act No. 10228, Apr. 5, 2010>

(3) For the purpose of facilitating the exploitation of overseas principal resources and contributing to promotion of the overseas economic cooperation, the Export-Import Bank, through the resolution of the Committee, shall perform the operations in the following subparagraphs:

1.	Loan of the funds necessary for advance preparations, investigation and acquisition of mining right or other rights for the operation of exploitation projects of principal resources, and other supporting funds for overseas investments to nationals of the Republic of Korea; and

2.	Loan of the funds to nationals of the Republic of Korea, foreign governments and foreigners necessary for the projects contributing the industrial development of the specific regions abroad and acknowledged as very important to accelerate the promotion of the economic interchange with the Republic of Korea, or acquisition of debentures issued by the relevant foreign governments or foreigners for the raising of the long-term funds necessary for the projects;

(4) The Export-Import Bank may, with approval of the Minister of Strategy and Finance, perform the operations incidental to those in paragraphs (1) through (3). <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 19 (Borrowing of Funds)

The Export-Import Bank may borrow funds from the Government, the Bank of Korea, foreign governments, international financial organization, or domestic and overseas financial institutions in order to appropriate the revenue source of funds required for performance of the operations.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 20 (Export-Import Financial Debentures)

(1) The Export-Import Bank may issue export-import financial debentures as prescribed by Presidential Decree.

(2) The Government may guarantee the repayment of the principal and interest accrued therefrom for the export-import financial debentures.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 20-2 (Investment, etc. in Juristic Person)

(1) The Export-Import Bank may make investment in a juristic person of the Republic of Korea or a foreign juristic person (including a foreign juristic person in which nationals of the Republic of Korea make investment) with approval of the Minister of Strategy and Finance in cases where falling under any of the following subparagraphs: <Amended by Act No. 8852, Feb. 29, 2008; Act No.9355, Jan. 30, 2009>

1.	Where it makes investment in connection with the loan or guarantee in a juristic person incorporated for the performance of the business becoming an object of the loan or guarantee under the provisions of Article 18 (1) through (3);

2.	Where it is necessary to have it render support to the investigation, research, etc. related to the operation under Article 18 or the fund raising operation under Articles 19 and 20; and

3.	Where it makes investment under other Acts.

(2) The Export-Import Bank may, if necessary for overseas investment and exploitation of overseas resources, invest in collective investment vehicles under Article 9(18) of the Financial Investment Services and Capital Market Act, after obtaining the approval of the Minister of Strategy and Finance, in accordance with the Presidential Decree. <This Article Newly Inserted by Act No.9355, Jan. 30, 2009>]

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 21 (Application for Approval of Operational Plan)

(1) The Export-Import Bank shall draw out an operational plan each business year and submit it to the Minister of Strategy and Finance one month prior to commencement of the relevant business year and shall obtain the approval thereon. <Amended by Act No. 8852, Feb. 29, 2008>

(2) The operational plan referred to in paragraph (1) shall be divided into the funds supply plan under the provisions of Article 18 (1) through (3) and the funds raising plan under Articles 4, 19 and 20.

(3) Quarterly operation plans shall be attached to the operation plan referred to in paragraph (1).

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 22 Deleted. <by Act No. 5560, Sep. 16, 1998>

Article 23 (Limited Amount of Borrowed Funds, etc.)

The limited amount of funds borrowed or debentures issuable by the Export-Import Bank pursuant to Articles 19 and 20 shall be thirty times of the total amount of paid-in capital and reserve funds.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 24 (Prohibition of Competition with other Financial Institutions)

The Export-Import Bank shall not compete with other financial institutions in cases where it performs the operations under Article 18.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 25 (Restriction on Operations)

(1) When the Export-Import Bank loans the funds, discounts the bills, or guarantees the obligations under Article 18 (1) and (2), it shall make trustworthy and sufficient examination on the relevant repayment, payment or fulfillment of obligation.

(2) When the Export-Import Bank loans the funds, discounts the bills, or guarantees the obligations under Article 18 (1) and (2), it shall set the term for the relevant repayment, payment or fulfillment of obligations thirty years or less.

(3) The term of loans under Article 18 (3) shall be thirty years or less.

(4) The limited amount of loan under Article 18 (3) shall be the total amount of the amount invested by or borrowed from the Government, reserve and surplus.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 26 (Interest Rates on Loan and Discount, and Rate for Guaranteed Fee)

When the Export-Import Bank fixes the interest rates on loan and discount, and rate for guarantee fee under Article 18 (1) through (3), it shall fix those rates so that they can appropriate office operating expenses, commission for business agency, interest on loan, other miscellaneous expenses and depreciation of assets except the inevitable cases for the maintenance of international competitiveness for the promotion of export and for the promotion of overseas investment or exploitation of overseas resources.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 27 (Restriction on Ownership of Property)

The Export-Import Bank shall not own movable or immovable property unless such property is acquired due to it is necessary for the business, or taken over to receive repayment of obligation, or others necessary for performing the operations.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 28 (Vicarious Performance of Operations)

The Export-Import Bank may have other financial institution perform some of its operations on its behalf.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 29 (Operational Manual)

The Export-Import Bank shall draw out an operational manual prescribing the method of operations management under Article 18 (1) through (3) and shall obtain approval of the Minister of Strategy and Finance through the resolution of the Committee. The same shall apply also when the Export-Import Bank intends to amend it. <Amended by Act No. 8852, Feb. 29, 2008; Act No.9355, Jan. 30, 2009>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 30 Deleted. <by Act No. 6680, Mar. 30, 2002>

Article 31 (Business Year)

The business year of the Export-Import Bank shall comply with the fiscal year of the Government.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 32 (Budget)

The Export-Import Bank shall make up a budget of incomings and outgoings each business year, and submit it to the Minister of Strategy and Finance one month prior to the commencement of the relevant business year and shall obtain the approval thereon. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 33 (Supplementary Revised Budget)

The Export-Import Bank may make up a supplementary revised budget if it is necessary to revise the budget due to reasons arisen after the budget has been established. In this case, it shall be approved by the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 34 (Reserve Funds)

(1) The Export-Import Bank may include reserve funds in the budget to appropriate unforeseeable expenditures beyond the budget or in excess of the budget.

(2) The Export-Import Bank shall obtain approval of the Minister of Strategy and Finance to use the reserve funds under paragraph (1). <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 35 (Settlement of Accounts)

The Export-Import Bank shall draw out a settlement of accounts within two months after the lapse of each business year and shall report it to the Minister of Strategy and Finance with the attached documents thereto prescribed by Presidential Decree. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 36 (Disposal of Profit)

The Export-Import Bank shall dispose of the net profit of final accounts in the order of the following subparagraphs after appropriating the depreciation of assets each business year: <Amended by Act No. 8852, Feb. 29, 2008>

1.	The Export-Import Bank shall reserve 20/100 of the profit until the reserve reaches the total amount of capital;

2.	The Export-Import Bank shall distribute the profit preferentially to investors other than the Government with approval of the Minister of Strategy and Finance as prescribed by Presidential Decree; and

3.	The Export-Import Bank shall dispose of the remaining profit subtracting the reserve in subparagraph 1 and the dividend in subparagraph 2 with approval of the Minister of Strategy and Finance through the resolutions of the Committee.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 37 (Compensation for Amount of Loss)

The Export-Import Bank shall compensate for net loss of final accounts with the reserve each business year, and the Government shall compensate for the loss when the reserve is insufficient.

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 38 (Use of Surplus Funds)

The Export-Import Bank may use surplus funds to the extent that it does not impede performance of the operations as prescribed in Article 18: Provided, That the Minister of Strategy and Finance may, if necessary, restrict the method of its use. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 39 (Supervision)

(1) The Minister of Strategy and Finance shall supervise the operations of the Export-Import Bank as prescribed by this Act and may give order necessary for the supervision. <Amended by Act No. 8852, Feb. 29, 2008>

(2) Notwithstanding paragraph (1), the Financial Services Commission shall exercise supervision to secure the soundness of the business administration as prescribed by Presidential Decree and may give order necessary for the supervision. <Amended by Act No. 8863, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 40 (Reason for Dismissal of Executive)

(1) The President of the Republic of Korea may dismiss the president on the recommendation of the Minister of Strategy and Finance if the president falls under any of the following subparagraphs: <Amended by Act No. 8852, Feb. 29, 2008>

1.	If the president has violated this Act, any order under this Act, or the articles of incorporation;

2.	If the president has been convicted in a criminal case;

3.	If the president has been declared bankruptcy; and

4.	If the president has become seriously difficult to perform his/her duties due to his/her physical or mental disabilities.

(2) If the managing director, any director, or the auditor of the Export-Import Bank falls under any subparagraph of paragraph (1), the Minister of Strategy and Finance may dismiss the executive concerned. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 41 (Report and Inspection)

(1) The Minister of Strategy and Finance or the Financial Services Commission may, if necessary for performing the supervision under Article 39, order the Export-Import Bank to submit report, or have public officials assigned or employees of the Financial Supervisory Service inspect the operational status, books, documents, and other necessary matters of the Export-Import Bank. <Amended by Act Nos. 8852 & 8863, Feb. 29, 2008>

(2) The Minister of Strategy and Finance may entrust the inspection under paragraph (1) to the Governor of the Financial Supervisory Service. <Amended by Act No. 8852, Feb. 29, 2008>

(3) The Governor of the Financial Supervisory Service shall, when conducted the inspection by the trust under paragraph (2), report the result to the Minister of Strategy and Finance. <Amended by Act No. 8852, Feb. 29, 2008>

[This Article Wholly Amended by Act No. 8841, Jan. 17, 2008]

Article 42 (Penal Provisions)

(1) A person who uses the name “Export-Import Bank” or any name similar thereto in violation of Article 7 shall be punished by a fine in an amount not exceeding ten million won.

(2) The fine under Paragraph (1) above shall be imposed and collected by the Minister of Strategy and Finance.

[This Article Wholly Amended by Act No.9355, Jan. 30, 2009]

Article 43 Deleted. <by Act No. 8841, Jan. 17, 2008>

ADDENDA <Act No. 2122, Jul. 28, 1969>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 (Organizing Members, etc.)

(1) The Minister of Finance shall appoint the organizing members to deal with matters pertaining to the establishment of the Export-Import Bank.

(2) The articles of incorporation of the Export-Import Bank shall be prepared by the organizing members and authorized by the Minister of Finance.

(3) Upon the completion of the first payment of the capital contribution by the Government, the organizing members shall register it without delay under Article 6.

(4) Upon the completion of the registration referred to in the preceding paragraph, the organizing members shall turn over operational matters to the president of the Export-Import Bank.

Article 3 (Delegation of Businesses before Establishment of Export-Import Bank)

(1) Before the establishment of the Export-Import Bank, Korea Exchange Bank shall conduct the business of the Export-Import Bank prescribed by this Act on behalf of the Export-Import Bank as determined by Presidential Decree. In this case, the provisions of Article 23 shall not be applicable to the delegated business.

(2) The Export-Import Bank shall, at the time of its establishment, take over its business previously delegated to the Korea Exchange Bank pursuant to paragraph (1) and all the rights and duties incurred from such business.

(3) The Export-Import Bank’s fund, received from the Government by the Korea Exchange Bank for the delegated business pursuant to paragraph (1) of this Article, shall be construed as the Government’s capital contribution to the Export-Import Bank at the time of its establishment: Provided, That the same shall not apply in the case of funds borrowed from the National Investment Fund.

[This Article Wholly Amended by Act No. 2736, Dec. 26, 1974]

ADDENDA <Act No. 2736, Dec. 26, 1974>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Article 2 (Provisional Operating Committee)

(1) During the time when the Korea Exchange Bank carries out the delegated business of the Export-Import Bank, there shall be a Provisional Operating Committee in the Korea Exchange Bank.

(2) The Provisional Operating Committee shall formulate basic policy guidelines pertaining to the management of the business of the Export—Import Bank, which are delegated to the Korea Exchange Bank.

(3) The provisions of this Act stipulated for the Committee in the Export-Import Bank shall apply mutatis mutandis to the Provisional Operating Committee. In this case, the “president of the Korea Exchange Bank” shall be substituted for the “president of the Export-Import Bank” in Articles 10-2 (1) 5, 10-3 (1) and 10-6 (1) and (2).

ADDENDUM <Act No. 3022, Dec. 19, 1977>

This Act shall enter into force on the date of its promulgation.

ADDENDUM <Act No. 3879, Dec. 31, 1986>

This Act shall enter into force 30 days after the date of its promulgation.

ADDENDUM <Act No. 5454, Dec. 13, 1997>

This Act shall enter into force on January 1, 1998. (Proviso Omitted.)

ADDENDA <Act No. 5505, Jan. 13, 1998>

(1) (Enforcement Date) This Act shall enter into force on April 1, 1998: Provided, That …<Omitted.>… the amended provisions of the part concerning the increased amount of capital referred to in Article 4 and …<Omitted.>… of Article 23 shall enter into force on the date of its promulgation.

(2) (Transitional Measures on Dispositions) At the time of the entry into force of this Act, authorization or other actions taken by administrative agencies, or various reports or other actions submitted to administrative agencies under the previous provisions, shall be deemed to be actions taken by or submitted to administrative agencies under this Act.

(3) (Transitional Measures on Term of Office of Auditors) The term of auditors of the Technical Credit Guarantee Fund, Credit Guarantee Fund, Long-term Credit Bank and Export-Import Bank of Korea at the time of the entry into force of this Act shall be two years, notwithstanding the amended provisions.

(4) and (5) Omitted.

ADDENDUM <Act No. 5560, Sep. 16, 1998>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 5982, May 24, 1999>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

Articles 2 through 6 Omitted.

ADDENDUM <Act No. 6680, Mar. 30, 2002>

This Act shall enter into force on the date of its promulgation.

ADDENDA <Act No. 6736, Dec. 5, 2002>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 4 Omitted.

ADDENDUM <Act No. 7527, May 31, 2005>

This Act shall enter into force three months after the date of its promulgation.

ADDENDUM <Act No. 8841, Jan. 17, 2008>

This Act shall enter into force three months after the date of its promulgation.

ADDENDA <Act No. 8852, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation. (Proviso Omitted.)

Articles 2 through 7 Omitted.

ADDENDA <Act No. 8863, Feb. 29, 2008>

Article 1 (Enforcement Date)

This Act shall enter into force on the date of its promulgation.

Articles 2 through 5 Omitted.

ADDENDA <Act No. 9355, Jan. 30, 2009>

(1) (Enforcement Date) This Act shall enter into force on the date of its promulgation; provided, however, that the amendment to Article 20-2 shall enter into force on the date which is three (3) months from the promulgation of this Act.

(2) (Transitional Measures) Any punishment for an act committed prior to the enforcement of this Act as amended shall be subject to the provisions prior to such amendment.

ADDENDA <Act No. 9618, Apr. 1, 2009>

Article 1 (Enforcement Date)

This Act shall enter into force on June. 1, 2009. (Proviso Omitted.)

Article 2 through 5 Omitted.

Article 6 (Amendment of Other Acts) (1) and (2) omitted.

(3) The Act shall be amended in part as follows:

The “Korea Development Bank” under Article 4 shall be changed to the “Korea Finance Corporation under the Korea Finance Corporation Act”.

(4) omitted.

ADDENDA <Act No. 10228, Apr. 5, 2010>

Article 1 (Enforcement Date)

This Act shall enter into force on the date which is three (3) months from the promulgation of this Act.

Article 2 and 3 Omitted.

Article 4 (Amendment of Other Acts) (1) through (8) omitted.

(9) The Act shall be amended in part as follows:

The “export insurance under the Export Insurance Act” under Article 4 shall be changed to the “trade insurance under the Trade Insurance Act”.

Article 5 Omitted.

ADDENDA <Act No. 10303, May. 17, 2010>

Article 1 (Enforcement Date)

This Act shall enter into force on the date which is six (6) months from the promulgation of this Act.

Article 2 through 8 Omitted.

Article 9 (Amendment of Other Acts) (1) through <80> omitted.

<81> The Act shall be amended in part as follows:

The “financial institution” under Article 4 shall be changed to the “bank”.

<82> through <86> omitted.

Article 10 Omitted.